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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-87958 and 333-127367 of Regal Entertainment Group on Form S-8 of our report dated March 9, 2010, relating to the financial statements of National CineMedia, LLC, appearing in Regal Entertainment Group's Form 10-K/A for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 16, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM